                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 14, 2003 with respect to the consolidated financial statements of Analex Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2002, in the following Registration Statements:

1.   Registration Statement Number 333-37059 (Hadron, Inc. 1994 Stock Option
     Plan) on Form S-8

2. Registration Statement Number 333-42035 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

3.   Registration Statement Number 333-96297 (Hadron, Inc. 1994 Stock Option
     Plan) on Form S-8

4. Registration Statement Number 333-96299 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

5. Registration Statement Number 333-60440 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

6.   Registration Statement Number 333-60442 (Hadron, Inc. 2000 Stock Option
     Plan) on Form S-8

                                                           /s/ ERNST & YOUNG LLP


McLean, Virginia
March 21, 2003